FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its Charter)

   England, United Kingdom                            98-0188080
  (State of incorporation or                      (I.R.S. Employer
        organization)            The Adelphi     Identification No.)
                            1-11 John Adam Street
                           London, England WC2N 6HT
                         (Address of principal executive
                          offices, including zip code)

                              TXU EUROPE CAPITAL I
             (Exact name of registrant as specified in its charter)

          Delaware                               To be applied for
  (State of incorporation or                     (I.R.S. Employer
        organization)           Energy Plaza     Identification No.)
                              1601 Bryan Street
                             Dallas, Texas 75201
                       (Address of principal executive
                         offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be so registered

9 3/4% Trust Originated Preferred Securities       New York Stock Exchange
   (and the Guarantee with respect thereto)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

          Securities Act registration statement file number to which this form relates: 333-93509, 333-93509-01, 333-93509-02, 333-93509-03.
         ---------------------------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act: None


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          The Commission is respectfully requested to send copies of all notices, orders and communications to:

Robert A Wooldridge, Esq.       E.J. Lean, Esq,       Robert J. Reger, Jr., Esq.
  Worsham, Forsythe &           General Counsel        Thelen Reid & Priest LLP
  Wooldridge, L.L.P.          TXU Europe Limited         40 West 57th Street
  1601 Bryan Street              The Adelphi            New York, New York 10019
 Dallas, Texas 72501        1-11 John Adam Street
                            London, England WC2N 6HT


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          The class of securities to be registered hereby are the 9 3/4% Trust Originated Preferred Securities(SM) (Securities) of TXU Europe Capital I, a Delaware business trust (Trust), including the guarantee thereof by TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (Company), to the extent set forth in the form of the Preferred Trust Securities Guarantee between the Company and The Bank of New York, as Trust Guarantee Trustee (Guarantee). The Securities represent undivided beneficial interests in the assets of the Trust. For a description of the Securities and the Guarantee, reference is made to the Registration Statement on Form S-1 of the Company, the Trust, TXU Eastern Funding Company and TXU Europe Funding I, L.P. (Registration Nos. 333-93509, 333-93509-01, 333-93509-02, and 333-93509-03)
filed with the Securities and Exchange Commission (Commission) on December 23, 1999 and amended on February 11, 2000 (Registration Statement), the form of prospectus included in the Registration Statement and the preliminary prospectus dated February 11, 2000 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Securities Act), which description is incorporated by reference into this Registration Statement on Form 8-A. A final prospectus describing the Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Securities Act and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.
         --------

          Exhibit          Description
          -------          -----------

          1. Trust Agreement of TXU Europe Capital I, dated as of November 22, 1999 (incorporated herein by reference to Exhibit 3(e) of the Registration Statement).

          2. Certificate of Trust of TXU Europe Capital I, dated November 22, 1999 (incorporated herein by reference to Exhibit 3(f) of the Registration Statement).

          3. Partnership Agreement of TXU Europe Funding I, L.P., dated as of November 22, 1999 (incorporated herein by reference to Exhibit 3(g) of the Registration Statement).

          4. Certificate of Limited Partnership of TXU Europe Funding I, L.P., dated November 22, 1999 (incorporated herein by reference to Exhibit 3(h) of the Registration Statement).

          5. Form of Amended and Restated Trust Agreement of TXU Europe Capital I (incorporated herein by reference to Exhibit 4(a) of the Registration Statement).

          6. Form of Amended and Restated Partnership Agreement of TXU Europe Funding I, L.P. (incorporated herein by reference to Exhibit 4(b) of the Registration Statement).

          7. Form of Preferred Trust Securities Guarantee (incorporated herein by reference to Exhibit 4(c) of the Registration Statement).

          8. Form of Preferred Partnership Securities Guarantee (incorporated herein by reference to Exhibit 4(d) of the Registration Statement).

          9. Form of Subordinated Indenture of TXU Eastern Funding Company (incorporated herein by reference to Exhibit 4(e) of the Registration Statement).

          10. Form of officer's certificate establishing the terms of the TXU Eastern Funding Company debentures, with the form of debentures attached thereto (incorporated herein by reference to Exhibit 4(f) of the Registration Statement).

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          11.              Form of Subordinated Indenture of subsidiaries
                           (incorporated herein by reference to Exhibit 4(g) of the Registration Statement).

          12. Form of Deposit Agreement (incorporated herein by reference to Exhibit 4(h) of the Registration Statement).


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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  February 25, 2000               TXU EUROPE CAPITAL I


                                        By: /s/ Robert J. Reger, Jr.
                                           -----------------------------------
                                           Robert J. Reger, Jr.
                                           Authorized Representative


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